Exhibit 10.1

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is entered into as of February 23, 2017 by and between Eagle Bancorp Montana, Inc., a Delaware corporation (the “Company”), and {Director’s Name}, an individual resident of the State of Montana (the “Indemnitee”).

Whereas, it is essential to the Company and its wholly owned subsidiary, Opportunity Bank of Montana (the “Bank”), to retain and attract as directors and officers the most capable persons available,

Whereas, the Indemnitee is currently serving as a director or officer of the Company or the Bank,

Whereas, both the Company and the Indemnitee are aware of the exposure to litigation officers, directors, employees, agents, and representatives of the Company and the Bank have as they exercise their duties, and they are aware of conditions in the insurance industry that have affected and may continue to affect the Company's and the Bank's ability to obtain appropriate liability insurance on acceptable terms,

Whereas, taking these and other factors into account, the Company believes it is reasonable, prudent, and necessary to indemnify and advance expenses on behalf of directors and officers of the Company and the Bank,

Whereas, Article Seven of the Bylaws of the Company (the “Bylaws”), as currently in effect, requires the Company to indemnify and advance expenses to directors and officers of the Company and its subsidiaries in accordance with the Bylaws, and the Indemnitee has served and continues to serve as a director or officer of the Company or the Bank in part in reliance on Article Seven, and

Whereas, recognizing the Indemnitee’s need for protection against personal liability arising out of service to the Company or the Bank, taking into account the Indemnitee’s reliance on Article Seven of the Bylaws, and desiring to provide the Indemnitee with contractual assurance that the protection provided by the Bylaws will be available to the Indemnitee (regardless of, among other things, any amendment to or revocation of such Bylaws or any change in the composition of the Board of Directors or acquisition transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to the Indemnitee to the fullest extent permitted by applicable law and regulation and wishes to provide for the continued coverage of the Indemnitee under the Company’s directors’ and officers’ liability insurance policy or polices.

Now, Therefore, in consideration of the premises and of the Indemnitee continuing to serve the Company or the Bank as an officer or director, and intending to be legally bound hereby, the parties hereto agree as follows.

1.       Defined Terms. In addition to terms defined elsewhere herein, the following terms have the following meanings when used in this Agreement.

(a)       “Agreement” means this Indemnification Agreement, as amended from time to time.

(b)       “Board of Directors” means the Board of Directors of the Company.

(c)       “Bylaws” means the Bylaws of the Company.

(d)       “Change in Control” shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 20% or more of the total voting power represented by the Company’s then outstanding Voting Securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in subsections (i) or (iii) of this definition or a director whose initial nomination for, or assumption of office as, a member of the Board of Directors occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the Board of Directors) whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve or the Company consummates a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all of the Company’s assets.

(e)       “Claim” means any threatened, asserted, pending or completed civil, criminal, administrative, investigative, or other action, suit, or proceeding of any kind whatsoever, including any arbitration or other alternative dispute resolution mechanism, or any appeal of any kind thereof, or any inquiry or investigation, whether instituted by the Company, by a subsidiary of the Company, by a governmental agency, or by any other party, in which the Indemnitee was, is, may be or will be involved as a party, witness or otherwise.

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(f)       “Indemnifiable Expenses” means (x) all expenses and liabilities, including judgments, fines, penalties, interest, appeal bonds, amounts paid in settlement with the approval of the Company, and counsel fees and disbursements (including without limitation experts’ fees, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage, and courier charges) paid or incurred investigating, defending, being a witness in, or participating in (including on appeal), or preparing to investigate, defend, be a witness in, or participate in any Claim relating to any Indemnifiable Event (as defined below), on account of the fact that Indemnitee is, was, or has agreed to serve as a director, officer, employee, or agent of the Company or the Bank, or while serving as a director or officer of the Company or the Bank is or was serving or has agreed to serve on behalf of or at the request of the Company or the Bank as a director, officer, employee, or agent of another corporation or partnership, joint venture, trust, or other enterprise, or on account of any action alleged to have been taken or omitted in any such capacity (the Indemnitee’s “Company Status”), whether occurring before, on, or after the date of this Agreement (any such event, an “Indemnifiable Event”), and (y) any liabilities an Indemnitee incurs as a result of acting on behalf of the Company or the Bank (whether as a fiduciary or otherwise) in the operation, administration, or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the United States Internal Revenue Service, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise).

(g)       “Independent Legal Counsel” means an attorney or firm of attorneys (following a Change in Control, selected in accordance with the provisions of Section 3 hereof), who is experienced in the matters of corporate law and who shall not have otherwise performed services for the Company or the Indemnitee within the last five years (other than with respect to matters concerning the rights of the Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).

(h)       “Loss” means all losses, Claims, damages, fines, or penalties, including, without limitation, any legal or other expenses (including, without limitation, any legal fees, judgments, fines, appeal bonds or related expenses) incurred in connection with defending, investigating or settling any Claim, fine, penalty or similar action.

(i)	“Person” means any individual, corporation, firm, partnership, joint venture,

limited liability company, estate, trust, business association, organization, governmental entity or other entity.

(j)       “Voting Securities” means any securities of the Company which vote generally in the election of directors.

2. Basic Indemnification Arrangement; Advancement of Indemnifiable Expenses. (a) If the Indemnitee was or is a party to or witness or other participant in, or becomes subject to or is threatened to be made subject to, a Claim that arises in connection with or is by reason (in whole or in part) of an Indemnifiable Event or the Indemnitee’s Company Status, on the terms and subject to the conditions of this Agreement the Company shall indemnify the Indemnitee or cause the Indemnitee to be indemnified to the fullest extent permitted by applicable law in effect on the date hereof and as amended from time to time, and shall hold the Indemnitee harmless from and against all Losses that arise in connection with or are by reason (in whole or in part) of an Indemnifiable Event or the Indemnitee’s Company Status; provided, however, that no change in law shall have the effect of reducing the benefits available to the Indemnitee hereunder based on law as in effect on the date hereof or as such benefits may improve as a result of amendments after the date hereof. The rights of the Indemnitee provided in this section 2 shall include, without limitation, the rights stated in the other sections of this Agreement.

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(b)       If requested by the Indemnitee, the Company shall advance or cause to be advanced any and all Indemnifiable Expenses incurred by the Indemnitee (an “Expense Advance”) on the terms and subject to the conditions of this Agreement, as soon as practicable but in any event no later than 20 calendar days after written demand and supporting documentation are presented to the Company. In accordance with that request (but without duplication), the Company shall either (x) pay or cause to be paid the Indemnifiable Expenses on behalf of the Indemnitee, or (y) reimburse or cause the reimbursement of the Indemnitee for the Indemnifiable Expenses. However, the obligation of the Company to make an Expense Advance under this section 2(b) is subject to the following conditions: (xx) the Company shall have received from the Indemnitee a written affirmation of the Indemnitee’s good faith belief that the Indemnitee has satisfied the standard of conduct described in section 145 of the Delaware General Corporation Law (“DGCL”) or similar provision in the event the Company is no longer incorporated in Deleware, and (yy) if, when, and to the extent that a final judicial determination is made in the Claim (as to which all rights of appeal therefrom are exhausted or lapse) that the Indemnitee is not entitled to be so indemnified under applicable law, the Company shall be reimbursed by the Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid (it being understood and agreed that the foregoing agreement by the Indemnitee satisfies any requirement that the Indemnitee provide the Company with an undertaking to repay any Expense Advance if it is ultimately determined that the Indemnitee is not entitled to indemnification under applicable law). The Indemnitee’s undertaking to repay Expense Advances shall be unsecured and interest-free.

(c)       Despite anything in this Agreement to the contrary, the Indemnitee is not entitled to indemnification or advancement of Indemnifiable Expenses under this Agreement for any Claim initiated by the Indemnitee unless (x) the Board of Directors first authorized or ratified the Indemnitee's initiation of the Claim or (y) the Claim is one to enforce the Indemnitee’s rights under this Agreement (including an action by the Indemnitee to secure a determination that the Indemnitee should be indemnified under applicable law).

(d)       The indemnification obligations of the Company under this Agreement are subject to the condition that the Board of Directors shall have determined (by majority vote of directors who are not parties to the applicable Claim) in writing that the indemnification of the Indemnitee is proper in the circumstances because the Indemnitee is entitled to be indemnified under applicable law. If the Board of Directors determines that the Indemnitee is not entitled to be indemnified in whole or in part under applicable law, the Indemnitee may commence litigation in any venue in the State of Montana or Delaware, seeking an initial determination by the court or challenging the Board of Directors’ determination or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding. If the Indemnitee commences legal proceedings in a court of competent jurisdiction to secure a determination that the Indemnitee should be indemnified under applicable law, any determination made by the Board of Directors that the Indemnitee is not entitled to be indemnified under applicable law shall not be binding, the Indemnitee shall continue to be entitled to receive Expense Advances, and the Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made (as to which all rights of appeal therefrom are exhausted or lapse) that the Indemnitee is not entitled to be indemnified under applicable law. Any determination by the Board of Directors that the Indemnitee is entitled to be indemnified under this Agreement shall be conclusive and binding on the Company and the Indemnitee.

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(e)       To the extent that the Indemnitee is successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, the Indemnitee shall be indemnified against all Indemnifiable Expenses actually and reasonably incurred.

(f)       Despite any provisions within this Agreement to the contrary, the Company is not required by this Agreement to indemnify Indemnitee for any acts or omissions or transactions from which a director, officer, employee, or agent may not be relieved of liability under applicable law or the Company’s Bylaws.

(g)       Despite any provisions within this Agreement to the contrary, this Agreement and the rights and obligations of the parties hereto are subject to the requirements, limitations, and prohibitions of state and federal statutes, rules, regulations, and orders regarding indemnification and prepayment of expenses, legal or otherwise, and liabilities, including, without limitation, section 145 of the DGCL, the DGCL, section 18(k) of the Federal Deposit Insurance Act, and Part 359 of the Federal Deposit Insurance Corporation’s Rules and Regulations and any successor regulations thereto.

3.          Change in Control.  The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Board of Directors who were directors immediately prior to such Change in Control) then with respect to all matters thereafter arising concerning the rights of the Indemnitee to indemnity payments and Expense Advances under this Agreement or any provision of the Certificate of Incorporation or of the Bylaws hereafter in effect relating to Claims for Indemnifiable Events, the Company shall seek legal advice only from Independent Legal Counsel selected by the Indemnitee and approved by the Company (which approval shall not be unreasonably delayed, conditioned or withheld).  Such counsel, among other things, shall render its written opinion to the Company and the Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law.  The Company agrees to pay the reasonable fees of the Independent Legal Counsel and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

4.       Indemnification for Additional Expenses. The Company shall indemnify or cause the indemnification of the Indemnitee against any and all Indemnifiable Expenses and, if requested by the Indemnitee, but subject to and in accordance with sections 2(b) and (d), shall advance to the Indemnitee Indemnifiable Expenses incurred by the Indemnitee in any action brought by the Indemnitee, by the Company, or by any other Person with respect to the Indemnitee’s right to:

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(x)       indemnification or an Expense Advance by the Company under this Agreement or any applicable provision of the Company’s Bylaws as may be in effect from time to time, or

(y)       recovery under the directors’ and officers’ liability insurance policies maintained by the Company or the Bank, regardless of whether the Indemnitee ultimately is determined to be entitled to indemnification, Expense Advance, or insurance recovery, as the case may be; but the Indemnitee shall reimburse Indemnifiable Expenses if a final judicial determination is made in the Claim (with all rights of appeal exhausted or lapsed) that the action brought by the Indemnitee or the defense by the Indemnitee of an action brought by the Company or by any other Person, as applicable, was frivolous or in bad faith.

5.       Partial Indemnity, Etc. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of the Indemnifiable Expenses for a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled.

6.       Burden of Proof. In any determination by the Board of Directors, by a court, or otherwise about whether the Indemnitee is entitled to be indemnified hereunder, the Board of Directors or court shall presume that the Indemnitee satisfied the applicable standard of conduct and is entitled to indemnification, and the burden of proof shall be on the Company or its representative to establish that the Indemnitee is not so entitled.

7.       Reliance as Safe Harbor. The Indemnitee is entitled to indemnification for any action or omission to act undertaken (x) in good faith reliance upon the records of the Company or any of the Company’s subsidiaries, including their respective financial statements, or upon information, opinions, reports, or statements furnished to the Indemnitee by the officers or employees of the Company or any of the Company’s subsidiaries in the course of their duties, or by committees of the Board of Directors, or by any other Person as to matters the Indemnitee reasonably believes are within the other Person’s professional or expert competence, or (y) on behalf of the Company or any of its subsidiaries in furtherance of the interests of the Company or any of its subsidiaries in good faith in reliance upon and in accordance with the advice of legal counsel or accountants, provided the legal counsel or accountants are selected with reasonable care by or on behalf of the Company or any subsidiary of the Company. In addition, the knowledge or actions or failures to act of any other director, officer, agent, or employee of the Company or any of the Company’s subsidiaries shall not be imputed to the Indemnitee for purposes of determining the right to indemnity hereunder.

8.       No Other Presumptions. For purposes of this Agreement, the termination of any Claim, action, suit, or proceeding, by judgment, order, settlement (whether with or without court approval), or conviction, or upon a plea of no contest or its equivalent, shall not create a presumption that the Indemnitee did not satisfy any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Board of Directors to have made a determination about whether the Indemnitee has satisfied any particular standard of conduct or had any particular belief, nor an actual determination by the Board of Directors that the Indemnitee has not satisfied the standard of conduct or did not have any particular belief, before commencement of legal proceedings by the Indemnitee to secure a judicial determination that the Indemnitee should be indemnified under applicable law shall be a defense to the Indemnitee’s claim or create a presumption that the Indemnitee has not satisfied any particular standard of conduct or did not have any particular belief.

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9.       Nonexclusivity, Etc. The rights of the Indemnitee hereunder are in addition to any other rights the Indemnitee may have under the Company’s Certificate of Incorporation, Bylaws, the laws of the State of Delaware, federal banking law and regulation and the laws of the State of Montana or otherwise. If a change in the DGCL or the interpretation thereof (whether by statute or judicial decision) permits greater indemnification by agreement than would be provided currently under the Company’s Certificate of Incorporation, Bylaws, or this Agreement, the parties hereto intend that the Indemnitee shall by this Agreement have the greater benefits made by the change. If there is a conflict or inconsistency between the terms of this Agreement and the Company’s Certificate of Incorporation or Bylaws, the parties hereto intend that the Indemnitee shall have the greater benefits regardless of whether contained herein, in the Company’s Certificate of Incorporation, or in the Bylaws. No amendment or alteration of the Company’s Certificate of Incorporation or Bylaws or any other agreement shall adversely affect the rights provided to Indemnitee under this Agreement.

10.       Liability Insurance. The Indemnitee shall be covered by the Company’s directors’ and officers’ liability insurance policy or policies in accordance with its or their terms to the maximum extent of the coverage available for the Company’s directors and officers. When the Company receives from Indemnitee any notice of the commencement of an action, suit, or proceeding, the Company shall give prompt notice of the commencement of the action, suit, or proceeding to the insurers in accordance with the procedures of the Company’s directors’ and officers’ liability insurance policy or policies. The Company shall thereafter take all necessary or desirable action to cause insurers to pay on behalf of Indemnitee all amounts payable as a result of the proceeding in accordance with the terms of the policy or policies.

11.       Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against the Indemnitee, the Indemnitee’s spouse, heirs, executors, or personal or legal representatives more than two years after the date of accrual of the cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within the two-year period; provided, however, that if a shorter period of limitations is otherwise applicable to the cause of action the shorter period shall govern.

12.       Amendments, Etc. No supplement, modification, or amendment of this Agreement is binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement constitutes a waiver of any other provisions hereof (whether or not similar), nor shall a waiver constitute a continuing waiver.

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13.       Subrogation. If the Company makes a payment under this Agreement, the Company shall be subrogated to the extent of the payment to all of the rights of recovery of the Indemnitee under the Company’s directors’ and officers’ liability insurance policy or policies. Indemnitee shall execute all papers reasonably required and shall do everything that may be reasonably necessary to secure those rights, including the execution of documents necessary to enable the Company effectively to bring suit to enforce the rights. The Company shall pay or reimburse all expenses actually and reasonably incurred by Indemnitee in the subrogation.

14.       No Duplication of Payments. The Company is not liable under this Agreement to make any payment for a Claim made against the Indemnitee if the Indemnitee has otherwise actually received payment (under the Company’s directors’ and officers’ liability insurance policy or policies) of the amounts otherwise indemnifiable hereunder.

15.       Defense of Claim. (a) The Company shall be entitled to participate in the defense of any Claim relating to an Indemnifiable Event or to assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee; provided that (A) the Company shall not be entitled, without the written consent of the Indemnitee, to assume the defense of any Claim by or in the right of the Company and (B)  if the Indemnitee believes, after consultation with counsel selected by the Indemnitee, that (i) the use of counsel chosen by the Company to represent the Indemnitee would present such counsel with an actual or potential conflict of interest, (ii) the named parties in any such Claim (including any impleaded parties) include the Company or any subsidiary of the Company and the Indemnitee, and the Indemnitee concludes that there may be one or more legal defenses available to him or her that are different from or in addition to those available to the Company or such subsidiary of the Company, or (iii) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, then the Indemnitee shall be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any particular Claim) at the Company’s expense.

(b)     To the fullest extent permitted by Delaware law, the Company’s assumption of the defense of an action, suit or proceeding in accordance with paragraph (a) above will constitute an irrevocable acknowledgement by the Company that any loss and liability suffered by Indemnitee and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement by or for the account of Indemnitee incurred in connection therewith are indemnifiable by the Company under Section 2 of this Agreement.

(c)    The Company shall not be liable to the Indemnitee under this Agreement for any amounts paid in settlement of any Claim relating to an Indemnifiable Event effected without the Company’s prior written consent.  The Company shall not, without the prior written consent of the Indemnitee, effect any settlement of any Claim relating to an Indemnifiable Event to which the Indemnitee is or could have been a party unless such settlement solely involves the payment of money and includes a complete and unconditional release of the Indemnitee from all liability on all claims that are the subject matter of such Claim.  Neither the Company nor the Indemnitee shall unreasonably withhold, condition or delay its or his or her consent to any proposed settlement; provided that the Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release of the Indemnitee.  In no event shall the Indemnitee be required to waive, prejudice or limit attorney-client privilege or work-product protection or other applicable privilege or protection.

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(d)     In order to provide for just and equitable contribution in circumstances in which the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to Indemnitee in whole or in part, it is agreed that, in such event, the Company shall, to the fullest extent permitted by law, contribute to the payment of all of Indemnitee’s loss and liability suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred by or on behalf of Indemnitee in connection with any action, suit or proceeding, including any appeals, in an amount that is just and equitable in the circumstances.

(e)    Given that certain jointly indemnifiable claims may arise due to the service of the Indemnitee as a director and/or officer of the Company at the request of the Indemnitee-related entities, the Company acknowledges and agrees that the Company shall be fully and primarily responsible for the payment to the Indemnitee in respect of indemnification or advancement of expenses in connection with any such jointly indemnifiable claim, pursuant to and in accordance with the terms of this Agreement, irrespective of any right of recovery the Indemnitee may have from the Indemnitee-related entities.  Under no circumstance shall the Company be entitled to any right of subrogation or contribution by the Indemnitee-related entities and no right of advancement or recovery the Indemnitee may have from the Indemnitee-related entities shall reduce or otherwise alter the rights of the Indemnitee or the obligations of the Company hereunder.  In the event that any of the Indemnitee-related entities shall make any payment to the Indemnitee in respect of indemnification or advancement of expenses with respect to any jointly indemnifiable claim, the Indemnitee-related entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee against the Company, and Indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-related entities effectively to bring suit to enforce such rights.  The Company and Indemnitee agree that each of the Indemnitee-related entities shall be third-party beneficiaries with respect to this Section 15(e), entitled to enforce this Section 15(e) as though each such Indemnitee-related entity were a party to this Agreement.  For purposes of this Section 15(e), the following terms shall have the following meanings:

(i)  The term “Indemnitee-related entities” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Company or any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise Indemnitee has agreed, on behalf of the Company or at the Company’s request, to serve as a director, officer, employee or agent and which service is covered by the indemnity described in this Agreement) from whom an Indemnitee may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, the Company may also have an indemnification or advancement obligation (other than as a result of obligations under an insurance policy).

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(ii)  The term “jointly indemnifiable claims” shall be broadly construed and shall include, without limitation, any action, suit or proceeding for which the Indemnitee shall be entitled to indemnification or advancement of expenses from both the Indemnitee-related entities and the Company pursuant to the DGCL, any agreement or the certificate of incorporation, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or comparable organizational documents of the Company or the Indemnitee-related entities, as applicable.

16.       No Adverse Settlement. The Company shall not seek nor shall it agree to, consent to, support, or agree not to contest any settlement or other resolution of a Claim or settlement or other resolution of any other claim, action, proceeding, demand, investigation, or other matter that has the actual or purported effect of extinguishing, limiting, or impairing Indemnitee's rights hereunder, including without limitation the entry of any bar order or other order, decree, or stipulation under 15 U.S.C. § 78u-4 (the Private Securities Litigation Reform Act), or any similar foreign, federal, or state statute, regulation, rule, or order.

17.       Binding Effect, Etc. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and by their respective successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs, executors, and personal and legal representatives. The Company shall require and cause any successor to all or a significant portion of the business or assets of the Company or its subsidiaries (on a consolidated basis), by written agreement in form and substance satisfactory to the Indemnitee and Indemnitee's counsel, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform had no succession occurred; provided that no assumption shall relieve the Company of its obligations hereunder and any obligations shall thereafter be joint and several. This Agreement shall continue in effect regardless of whether the Indemnitee continues to serve a director or officer of the Company or any subsidiary of the Company or on behalf of or at the request of the Company or any subsidiary of the Company as a director, officer, employee, or agent (which, for purposes hereof, shall include a trustee, fiduciary, partner, or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, or other enterprise. Neither this Agreement nor any duties or responsibilities may be assigned by the Company to any other person or entity without advance written consent of the Indemnitee.

18.       Severability. If any provision or provisions of this Agreement is held to be invalid, illegal, or unenforceable for any reason whatsoever, (x) the validity, legality, and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (y) to the fullest extent possible the provisions of this Agreement shall be construed to give effect to the intent manifested by the provision that is held invalid, illegal, or unenforceable and to give effect to the terms of this Agreement.

19.       Specific Performance, Etc. The parties recognize that if any provision of this Agreement is violated by the parties hereto, the Indemnitee may be without an adequate remedy at law. Accordingly, if a violation occurs the Indemnitee shall be entitled, if the Indemnitee so elects, to institute proceedings, either in law or at equity, to obtain damages, to enforce specific performance, to enjoin the violation, or to obtain any relief or any combination of the foregoing as the Indemnitee may elect to pursue.

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20.       Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written document delivered in person or sent by telecopy, nationally recognized overnight courier, or personal delivery, addressed to the party at the address below or such other address as may hereafter be designated on the signature pages of this Agreement or in writing by the party to the other parties:

(a)            If to the Company, to:

Eagle Bancorp Montana, Inc.

1400 Prospect Avenue

Helena, Montana 59601

Telephone: (406) 442-3080

Facsimile: (406) 457-4035

Attention: Corporate Secretary

(b)         If to the Indemnitee, to the address of the Indemnitee appearing on the Company's records.

All such notices, requests, consents, and other communications shall be deemed to have been given or made if and when received (including by overnight courier) by the parties at the above addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified above (or at such other address or telecopy number for a party as shall be specified by like notice). Any notice delivered by any party hereto to any other party hereto shall also be delivered to each other party hereto simultaneously with delivery to the first party receiving notice.

21.       Counterparts. This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

22.       Headings. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation thereof.

23.       Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in Delaware, without giving effect to the principles of conflicts of laws. If a court of competent jurisdiction shall make a final determination that the provisions of the law of any state other than Delaware govern indemnification by the Company of Indemnitee, then the indemnification provided under this Agreement shall in all instances be enforceable to the fullest extent permitted under such law, notwithstanding any provision of this Agreement to the contrary.

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24.       Entire Agreement.  This Agreement and the documents expressly referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are expressly superseded by this Agreement.

In Witness Whereof, the parties hereto have executed this Agreement as of the date first written above.

Eagle Bancorp Montana, Inc.

By: _______________________________ Peter J. Johnson Title: President and CEO

INDEMNITEE

_______________________________
Name: